ENTROPIC COMMUNICATIONS, INC.

ATTN: LANCE BRIDGES

6350 SEQUENCE DRIVE

SAN DIEGO, CA 92121

Exhibit 99.2

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M89041-TBD	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENTROPIC COMMUNICATIONS, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.		For	Against	Abstain

1.	To adopt the Agreement and Plan of Merger and Reorganization, dated as of February 3, 2015 (referred to as the merger agreement), by and among Entropic Communications, Inc. (“Entropic”), MaxLinear, Inc., Excalibur Acquisition Corporation, and Excalibur Subsidiary, LLC (referred to as the merger proposal).	☐	☐	☐

2.	To approve on an advisory (non-binding) basis the compensation that may be paid or become payable to Entropic’s named executive officers that is based on or otherwise relates to the merger agreement and the transactions contemplated by the merger agreement (referred to as the compensation proposal).	☐	☐	☐

3.	To adjourn the Entropic special meeting if necessary or advisable to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger proposal (referred to as the Entropic adjournment proposal).	☐	☐	☐

NOTE: Any action of the items of business described above may be considered at the special meeting at the time and on the date specified on the reverse side or at any time and date to which the special meeting may be properly adjourned or postponed.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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M89042-TBD

ENTROPIC COMMUNICATIONS, INC.

Special Meeting of Stockholders

April 30, 2015 at 10:00 AM, PDT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Theodore Tewksbury, Ph.D. and David Lyle, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ENTROPIC COMMUNICATIONS, INC. (“Entropic”) that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM, Pacific Daylight Time on April 30, 2015, at the Entropic’s corporate headquarters located at 6350 Sequence Drive, San Diego, California, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Entropic Board of Directors.

Continued and to be signed on reverse side